UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2010

CVS CAREMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island 02895
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 765-1500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 30, 2010, CVS Caremark Corporation, a Delaware corporation (“CVS Caremark”), Universal American Corp., a New York corporation (“Universal American”), and Ulysses Merger Sub, L.L.C., a New York limited liability company and an indirect wholly owned subsidiary of CVS Caremark (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Purchaser will merge with and into Universal American (the “Merger”), with Universal American surviving the Merger as a direct or indirect wholly owned subsidiary of CVS Caremark.  Prior to the Merger, Universal American will transfer its non-Medicare Prescription Drug businesses, including its Medicare Advantage and Traditional Insurance businesses, to a newly-formed company (“NewCo”), as further described below, and Universal American’s shareholders will receive shares in NewCo as a portion of the consideration payable in the Merger (the “Split-Off”).  After giving effect to the Merger and the Split-Off, CVS Caremark will have acquired Universal American’s Medicare Prescription Drug Business, and Universal American’s non-Medicare Prescription Drug operations will be continued by NewCo as a separate company.

At the effective time of the Merger, each share of common stock of Universal American, par value $0.01 per share, outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive (i) the cash consideration described below and (ii) one share of common stock, par value $0.01 per share, of NewCo.  The Merger is subject to (i) the approval of the holders of 66 2/3% of Universal American’s outstanding common stock, (ii) the receipt of all regulatory approvals, including antitrust, and (iii) certain other customary closing conditions.

The aggregate amount of cash consideration payable to the shareholders of Universal American will be determined prior to the effective time of the Merger in accordance with a formula set forth in the Merger Agreement.  The initial aggregate cash consideration of $1.25 billion will be increased by an amount determined to be excess capital in Pennsylvania Life Insurance Company, the principal entity that operates Universal American’s Medicare Prescription Drug business, as of December 31, 2010, and decreased by the amount of Universal American’s outstanding debt and trust preferred securities and certain other amounts.  The resulting aggregate cash consideration will be divided by the number of issued and outstanding shares of Universal American’s common stock to arrive at the per share cash consideration payable in the Merger.

In connection with the entry into the Merger Agreement, Universal American, NewCo and CVS Caremark entered into a Separation Agreement dated as of December 30, 2010, pursuant to which Universal American will separate the Medicare Prescription Drug Business from its other businesses prior to the Split-Off.

Also in connection with the entry into the Merger Agreement, CVS Caremark entered into Voting Agreements (collectively, the “Voting Agreements”) dated as of December 30, 2010 with Capital Z Partners III, L.P., Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., Lee-Universal Holdings, LLC, Perry Corp., Welsh, Carson, Anderson & Stowe X, L.P., and Richard A. Barasch, the Chairman and Chief Executive Officer of Universal American (the “Covered Shareholders”).  Pursuant to the Voting Agreements, at any meeting of Universal American’s shareholders, or in connection with any written consent of Universal American’s shareholders, the Covered Shareholders must vote their shares of Universal American common stock (which represent, in the aggregate, approximately 55% of Universal American’s outstanding common stock as of December 30, 2010) in favor of the Merger and against any alternative proposals regarding the sale of Universal American.  However, if Universal American’s board of directors changes its recommendation to Universal American’s shareholders in favor of the Merger in connection with a Superior Proposal (as defined in the Merger Agreement), the aggregate number of shares held by the Covered Shareholders that are subject to the Voting Agreements will be reduced to 45% of Universal American’s outstanding common stock.  The Voting Agreements terminate upon the earlier of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger.

The Merger Agreement contains certain customary termination rights for each of CVS Caremark and Universal American, and if the Merger Agreement is terminated under certain circumstances, Universal American is required to pay CVS Caremark a termination fee of $36 million and reimburse CVS Caremark for its out-of-pocket transaction-related expenses up to $5 million.

The Merger Agreement includes customary representations, warranties and covenants of Universal American, CVS Caremark and Purchaser.  In addition to certain other covenants, Universal American has agreed not to

(i) solicit, initiate or knowingly facilitate or encourage any takeover proposal from a third party; (ii) enter into or participate in any discussions or negotiations with, or furnish any information relating to Universal American to, any third party in connection with any takeover proposal; or (iii) enter into any agreement relating to a takeover proposal, in each case, subject to certain exceptions set forth in the Merger Agreement.

The foregoing descriptions of the Merger Agreement, the Separation Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits hereto and are incorporated into this report by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about CVS Caremark or Universal American in CVS Caremark’s or Universal American’s public reports filed with the Securities and Exchange Commission.  In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to CVS Caremark or Universal American.  The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits
	Exhibit No.	Description

	2.1	Agreement and Plan of Merger dated as of December 30, 2010 among CVS Caremark Corporation, Universal American Corp. and Ulysses Merger Sub, L.L.C.*

	2.2	Separation Agreement dated as of December 30, 2010 among Universal American Corp., Ulysses Spin Corp and, solely for the limited purposes specified therein, CVS Caremark Corporation*

2.3
Voting Agreement dated as of December 30, 2010 among CVS Caremark Corporation and Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., and Capital Z Partners III, L.P.

	2.4	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Lee-Universal Holdings, LLC

	2.5	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Perry Corp.

	2.6	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Welsh, Carson, Anderson & Stowe X, L.P.

	2.7	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Richard Barasch

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  CVS Caremark agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Additional Information

In connection with the proposed transaction, NewCo will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Universal American that also constitutes a prospectus of NewCo. Universal American will mail the proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF UNIVERSAL AMERICAN ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (sec.gov). You will also be able to obtain these documents, free of charge, when filed, from Universal American’s website, http://www.universalamerican.com/, under the tab “Investors” and then under the tab “SEC Filings.”

CVS Caremark and Universal American and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Universal American shareholders in favor of the merger and the separation. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Universal American shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about CVS Caremark’s directors and executive officers in its definitive proxy statement filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010, respectively. You can find information about Universal American’s executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011

CVS CAREMARK CORPORATION
By:	/s/ David M. Denton
Name: David M. Denton
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of December 30, 2010 among CVS Caremark Corporation, Universal American Corp. and Ulysses Merger Sub, L.L.C.*

2.2	Separation Agreement dated as of December 30, 2010 among Universal American Corp., Ulysses Spin Corp and, solely for the limited purposes specified therein, CVS Caremark Corporation*

2.3
Voting Agreement dated as of December 30, 2010 among CVS Caremark Corporation and Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., and Capital Z Partners III, L.P.

2.4	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Lee-Universal Holdings, LLC.

2.5	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Perry Corp.

2.6	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Welsh, Carson, Anderson & Stowe X, L.P.

2.7	Voting Agreement dated as of December 30, 2010 between CVS Caremark Corporation and Richard Barasch

*    Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  CVS Caremark agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.